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                                                                    EXHIBIT 10.5

[YORK INTERNATIONAL CORPORATION LOGO]                PERSONAL AND CONFIDENTIAL

                                                     INTER-OFFICE CORRESPONDENCE

TO:   Business Unit Executive

FROM:

DATE:
RE:   Senior Management Incentive Plan (SMIP)

I am pleased to inform you that you have been approved by the Board of Directors to participate in the Senior Management Incentive Plan (SMIP) portion of the Company's 2002 Incentive Compensation Plan for the ______ fiscal year. Please refer to the 2002 Incentive Compensation Plan for more details on the plan description and policies.

For the _____ fiscal year, your incentive compensation will be based on the following performance goals:

      1.    York International Earnings per Share (EPS)

      2.    York International Cash Flow

      3.    Business Unit EBIT $

      4.    Business Unit Return on Net Capital Employed (RONCE)

There are three levels of achievement for each goal. The achievement level will be linearly pro-rated based on actual results.

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Goals and respective payout as a percentage of base salary is listed below ($ in millions except EPS):

                          THRESHOLD        TARGET       MAXIMUM      WEIGHTING FACTOR
-------------------       ---------        ------       -------      ----------------
EARNINGS PER
SHARE (EPS) for               $               $            $
York International*

Percent of Base               %               %            %                %
Salary to be paid

CASH FLOW for York            $               $            $
International*

Percent of Base               %               %            %                %
Salary to be paid

BUSINESS UNIT
EBIT $                        $               $            $

Percent of Base               %               %            %                %
Salary to be paid

BUSINESS UNIT
RONCE%**                      %               %            %

                              %               %            %                %
Percent of Base
Salary to be paid             %               %            %                %

 Incentive Amount             %               %            %                %

*ONLY PAYABLE IF 85% OF BUSINESS UNIT EBIT$ TARGET IS ACHIEVED

**ONLY PAYABLE IF BUSINESS UNIT EBIT$ AT LEAST AT THRESHOLD

Distribution of the amount earned under the SMIP will be made after the results for fiscal year ____ have been audited. The actual timing, amounts and individual distribution of those amounts are predicated upon actual performance, and are ultimately approved by the Compensation Committee of the Board of Directors. In the event of death, disability, retirement or termination, other than for cause, payments will be prorated for the time of employment. If you voluntarily leave the company or are terminated for cause prior to the end of the year, any incentive payment will be forfeited.

Targets are confidential information and may not be communicated outside of the Company, and should only be discussed internally on a need-to-know basis.